Exhibit 99.1

Contango Reports Fiscal Second Quarter Results

HOUSTON--(BUSINESS WIRE)--February 13, 2013--Contango Oil & Gas Company (NYSE MKT: MCF) reported net income for the quarter ended December 31, 2012 of approximately $2.6 million, or $.17 per basic and diluted share, compared to net income for the same period last year of approximately $19.5 million, or $1.27 per basic and diluted share.

Joseph J. Romano, the Company’s President and Chief Executive Officer, said, “Our earnings this quarter are still being impacted by the two dry holes at Eagle and Fang we drilled the preceding quarter. We incurred $6.3 million in exploration expenses for the quarter related to these two wells, along with $5.7 million of impairment charges related to writing down our reserves at Ship Shoal 263. Lower sales prices as well as production downtime for maintenance also contributed to the decrease in earnings. We received $5.23/Mcfe for the quarter ended December 31, 2012 as compared to $6.18/Mcfe for the quarter ended December 31, 2011.

“Our significant Dutch and Mary Rose fields continue to produce consistent with our forecast. The Company’s balance sheet continues to be very strong. We have no debt, $100 million of working capital, and $7.0 million per month of anticipated cash flow available for exploration. We are presently looking to balance our inventory of offshore prospects with the opportunity to participate further in predictable, high quality, onshore resource plays. We plan to drill our next offshore well in mid-2013 when permits on our Ship Shoal 255 prospect are anticipated to be approved.”

Our offshore reserves as of December 31, 2012 were approximately 221.1 billion cubic feet equivalent (“Bcfe”). These reserves are approximately 27.0 Bcfe less than our proved reserves as of September 30, 2012. The major contributors to this decrease include normal production of 6.7 Bcfe during the quarter, a 5.1 Bcfe decrease in our Ship Shoal 263 reserves estimates, and a 14.0 Bcfe decrease in our Vermilion 170 reserves estimates, as determined by our reservoir engineer.

Our proved developed producing onshore reserves as of December 31, 2012 were approximately 12.0 Bcfe, net to Contango, attributable to our 37% equity investment in Exaro Energy III LLC (“Exaro”). As of December 31, 2012, the Company had invested approximately $33.8 million in Exaro. Of this amount, approximately $18 million had been spent on drilling and development to earn these reserves, while the majority of the remaining funds remain unused. Exaro continues to actively drill and as of December 31, 2012, had 20 new drill wells on production plus an additional 12 wells that are either in the completion or fracture stimulation phase. Exaro continues to have three drilling rigs running on this project.

We are also involved in the Tuscaloosa Marine Shale (“TMS”), an oil focused shale play in central Louisiana and Mississippi. We have a 25% non-operating working interest in the Crosby 12H-1 well in Wilkinson County, Mississippi, operated by Goodrich Petroleum Company LLC ("Goodrich"). As of December 31, 2012, we had invested approximately $4.3 million to acquire acreage, drill a pilot hole, obtain a conventional core, drill the lateral and stimulate the well. The Crosby 12H-1 well was recently completed and as of February 6, 2013 was producing at a rate of 1,250 barrels of oil equivalent ("BOE") per day and a 24 hour average rate of 1,130 BOE per day comprised of 1,050 barrels of oil and 469 Mcf of gas, on a 15/64" choke with 2,700 psi. The well, which has approximately 6,700 feet of usable lateral and was fracked with 25 stages, is in the early stage of flowback, with approximately 1% of the frac fluid recovered to date.

We have also invested approximately $9.0 million to lease 24,000 acres in the TMS. The data we obtain from the Crosby 12H-1 well will help us evaluate our TMS acreage and develop a plan for drilling and operating future wells.

As of February 1, 2013, we had invested approximately $14.1 million in Alta Energy Canada Partnership G.P. (“Alta Energy”) to purchase over 60,000 acres in the Kaybob Duvernay, a liquids rich shale play in Alberta, Canada. Alta Energy has built one of the largest acreage blocks in the core of the play and to date has drilled four vertical test wells and taken whole cores on two of those. Alta Energy has also successfully drilled two horizontal wells and anticipates completion by the end of March 2013. We own a 5.0% interest in the Kaybob Duvernay project.

Below are the Company’s results of operations for the three and six months ended December 31, 2012 and 2011:

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(thousands, except per share amounts)
REVENUES:
Natural gas, oil and liquids sales	$34,940	$53,907	$64,705	$98,109
Total revenues	34,940	53,907	64,705	98,109
EXPENSES:
Operating expenses	4,973	7,010	11,435	12,899
Exploration expenses	6,629	33	51,614	56
Depreciation, depletion and amortization	10,770	13,536	20,336	24,493
Impairment of natural gas and oil properties	5,668	—	14,078	—
General and administrative expenses	2,818	2,304	5,398	4,552
Total expenses	30,858	22,883	102,861	42,000

Gain from investments in affiliates, net of taxes	344	—	508	—
Other income/(expense)	(173)	(51)	(185)	(128)

NET INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	4,253	30,973	(37,833)	55,981
Income tax benefit (provision)	(1,649)	(11,383)	12,888	(20,806)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	2,604	19,590	(24,945)	35,175
DISCONTINUED OPERATIONS
Discontinued operations, net of income taxes	—	(114)	—	(795)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCK	$2,604	$19,476	$(24,945)	$34,380
NET INCOME (LOSS) PER SHARE:
Basic
Continuing operations	$0.17	$1.28	$(1.64)	$2.27
Discontinued operations	—	(0.01)	—	(0.05)
Total	$0.17	$1.27	$(1.64)	$2.22
Diluted
Continuing operations	$0.17	$1.28	$(1.64)	$2.27
Discontinued operations	—	(0.01)	—	(0.05)
Total	$0.17	$1.27	$(1.64)	$2.22
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	15,198	15,362	15,246	15,501
Diluted	15,198	15,365	15,246	15,504

Below is a summary of the Company’s production data, average sales price received, and selected data per thousand cubic feet equivalent, for the three and six months ended December 31, 2012 and 2011:

	Three Months Ended			Six Months Ended
	December 31,			December 31,
	2012	2011	Change	2012	2011	Change
	(thousands, except percent change, average sales price and selected data per Mcfe)

Production:
Natural gas (million cubic feet)	5,096	6,552	(22)%	9,863	11,729	(16)%
Oil and condensate (thousand barrels)	97	179	(46)%	199	307	(35)%
Natural gas liquids (thousand gallons)	7,057	7,694	(8)%	13,344	13,404	*
Total (million cubic feet equivalent)	6,686	8,725	(23)%	12,963	15,486	(16)%

Natural gas (million cubic feet per day)	55.4	71.2	(22)%	53.6	63.7	(16)%
Oil and condensate (thousand barrels per day)	1.1	1.9	(46)%	1.1	1.7	(35)%
Natural gas liquids (thousand gallons per day)	76.7	83.6	(8)%	72.5	72.8	*
Total (million cubic feet equivalent per day)	72.7	94.5	(23)%	70.5	84.3	(16)%

Average Sales Price:
Natural gas (per thousand cubic feet)	$3.53	$3.38	4%	$3.25	$3.79	(14)%
Oil and condensate (per barrel)	$107.20	$115.46	(7)%	$106.24	$112.08	(5)%
Natural gas liquids (per gallon)	$0.93	$1.44	(35)%	$0.87	$1.44	(40)%
Total (per thousand cubic feet equivalent)	$5.23	$6.18	(15)%	$4.99	$6.34	(21)%

Selected Data per Mcfe:
Lease operating expenses	$0.87	$0.80	9%	$0.88	$0.83	6%
General and administrative expenses	$0.42	$0.26	62%	$0.42	$0.29	45%
Depreciation, depletion and amortization of natural gas and oil properties	$1.60	$1.53	5%	$1.55	$1.56	(1)%

* Less than 1%

Contango is a Houston-based, independent natural gas and oil company. The Company’s business is to explore, develop, produce and acquire natural gas and oil properties onshore and offshore in the Gulf of Mexico. Additional information can be found on our web page at www.contango.com.

This press release contains forward-looking statements regarding Contango that are intended to be covered by the safe harbor "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, based on Contango’s current expectations and includes statements regarding acquisitions and divestitures, estimates of future production, future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as "expects", “projects”, "anticipates", "plans", "estimates", "potential", "possible", "probable", or "intends", or stating that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved). Statements concerning oil and gas reserves also may be deemed to be forward-looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; risks associated with derivative positions; inability to realize expected value from acquisitions, inability of our management team to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect Contango’s operations or financial results are included in Contango’s other reports on file with the Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management's estimates or opinions change.

CONTACT:
Contango Oil & Gas Company
Joseph J. Romano, 713-960-1901
www.contango.com